FORM 8-K/A



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                November 6, 1997
                    ________________________________________

                            THERMO POWER CORPORATION
             (Exact name of Registrant as specified in its charter)


    Massachusetts                   1-10573                        04-2891371
    (State or other               (Commission                (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    81 Wyman Street, P.O. Box 9046
    Waltham, MA                                                    02254-9046
    (Address of principal executive offices)                       (Zip Code)

                                                               (781) 622-1000
                                               (Registrant's telephone number
                                                         including area code)
PAGE

                                                                   FORM 8-K/A


    Item 2. Acquisition or Disposition of Assets

        On November 6, 1997, Thermo Power Corporation ("Thermo Power" or "the Company") declared unconditional in all respects its cash tender offer for the outstanding ordinary shares of Peek plc (Peek). The aggregate cost to acquire all Peek ordinary shares, including related expenses, is estimated at approximately $166.7 million. As of January 16, 1998, the Company has paid for all Peek ordinary shares.

        The acquisition of the Peek shares was financed with borrowings from Thermo Electron Corporation ("Thermo Electron"), the Company's parent corporation. On November 17, 1997, the Company borrowed $160.0 million from Thermo Electron pursuant to a promissory note due in 1999. Such note bears interest at a rate equal to the 90-day Commercial Paper Composite Rate as reported by Merrill Lynch Capital Markets, plus 25 basis points, and is adjusted quarterly.

        Peek develops and installs equipment to monitor and regulate traffic flow in cities and towns around the globe, including traffic signal synchronization systems to minimize delays, variable message systems to advise drivers of accidents or construction, video systems to give real-time analysis of traffic flows at intersections and on highways, as well as automatic toll-collection systems. In addition, through its Field Data business, Peek develops and markets field measurement products.

        Subsequent to Peek's acquisition by the Company, the Company reached an agreement with ONIX Systems Inc. ("ONIX"), a majority-owned subsidiary of Thermo Instrument Systems Inc. ("Thermo Instrument"), to sell Peek's Field Data business, effective November 6, 1997, for $19.1 million. Thermo Instrument is a majority-owned subsidiary of Thermo Electron. The Company expects to receive payment from ONIX for the sale of the Field Data business in January 1998. The components of the sales price for the Field Data business consist of the net tangible book value of the Field Data business, goodwill, and the estimated tax liability relating to the sale. The goodwill was determined based upon a percentage of the Company's total goodwill associated with its acquisition of Peek, based on the aggregate 1997 revenues of the Field Data business relative to Peek's 1997 consolidated revenues.

        The Company has no present intention to use the plants, equipment, or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the remaining businesses of Peek and its assets, corporate structure, capitalization, operations, properties, policies, management, and personnel. The Company may develop additional plans or proposals, including mergers, transfers of a material amount of assets, or other transactions or changes relating to the remaining acquired businesses. Any such transaction might involve Thermo Electron or its subsidiaries.

                                        2PAGE

                                                                   FORM 8-K/A

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information, and Exhibits

             (a)Financial Statements of Business Acquired

                Attached hereto.

             (b)Pro Forma Combined Condensed Financial Information

                Attached hereto.

             (c)Exhibits

                23 Consent of Ernst & Young

                                        3PAGE

                                    Peek plc

                               Report and Accounts

                   for the three years ended 31 December 1996
PAGE

                       REPORT OF THE INDEPENDENT AUDITORS

    To   The Board of Directors
         Peek plc

    We have audited the accompanying consolidated balance sheets of Peek plc as of 31 December 1996 and 1995, and the related consolidated statements of income, movements in shareholders' equity, cashflows and total recognised gains and losses for each of the three years in the period ended 31 December 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peek plc at 31 December 1996 and 1995, and the consolidated results of its operations and its consolidated cashflows for each of the three years in the period ended 31 December 1996, in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States (see
    Note 24 of Notes to the Accounts).


                                           ERNST & YOUNG
                                           Chartered accountants
                                           London, England

                                           11 March 1997, except for
                                           Note 24 - US GAAP
                                           reconciliation, as to which
                                           date is 19 January 1998.

                                        2PAGE

    Peek plc
    Consolidated profit and loss account
    for the year ended 31 December
                                               1996       1995       1994
                                                    (In thousands
                                   Notes     of British pounds sterling)
    Turnover
    Continuing operations              2
    Ongoing                                 159,159    133,485    124,074
    Acquisitions                              2,916     10,301      4,035
                                           --------   --------   --------
                                            162,075    143,786    128,109
    Discontinued operations                       -          -      3,689
                                           --------   --------   --------
                                            162,075    143,786    131,798
    Cost of sales                          (107,494)   (91,813)   (82,969)
                                           --------   --------   --------
    Gross profit                             54,581     51,973     48,829
    Net operating expenses:
      Selling and distribution              (18,452)   (15,494)   (15,643)
      Technology                             (8,752)    (8,485)    (8,179)
      Administration                        (14,091)   (15,524)   (14,840)
                                           --------   --------   --------
                                            (41,295)   (39,503)   (38,662)
    Operating profit                   3
    Continuing operations
    Ongoing                                  13,329     12,338      9,494
    Acquisitions                                (43)       132        278
                                           --------   --------   --------
                                             13,286     12,470      9,772
    Discontinued operations                       -          -        395
                                           --------   --------   --------
                                             13,286     12,470     10,167
    Exceptional items                  7
      Continuing activities                       -      3,915        382
      Discontinued operations                    (6)         -        (42)
                                           --------   --------   --------
    Profit on ordinary activities
      before interest                        13,280     16,385     10,507
    Net interest payable               5       (729)      (403)      (288)
                                           --------   --------   --------
    Profit on ordinary activities
      before taxation                        12,551     15,982     10,219
    Taxation                           6     (4,258)    (4,099)    (3,455)
                                           --------   --------   --------
    Profit on ordinary activities
      after taxation                          8,293     11,883      6,764
    Minority interest                             -          -       (110)
                                           --------   --------   --------
    Profit for the financial year(a)          8,293     11,883      6,654
    Dividends                          8     (4,114)    (4,088)    (4,059)
                                           --------   --------   --------
    Retained profit                   16      4,179      7,795      2,595
                                           --------   --------   --------

    Earnings per ordinary share        9       6.9p       9.9p       5.6p
    Adjusted earnings per ordinary
      share (excluding exceptional
      items)                           9       6.9p       6.6p       5.3p
    Dividend per ordinary share                3.4p       3.4p       3.4p
    --------------------
    (a) A summary of the significant adjustments to the profit for the financial year that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.
                                        3PAGE

    Peek plc
    Group balance sheet
    at 31 December

                                                           1996      1995
                                                         (In thousands
                                                           of British
                                            Notes       pounds sterling)
    Net assets employed
    Fixed assets
    Tangible assets                             10       14,220    14,701
    Investments                                               -         -
                                                        -------   -------
                                                         14,220    14,701
    Current assets
    Stocks                                      11       20,433    21,874
    Debtors due within one year                 12       48,173    44,898
    Debtors due after more than one year        12          363     1,433
    Cash and short term deposits                         14,024    15,628
                                                        -------   -------
                                                         82,993    83,833

    Creditors: amounts due within one year      13      (48,821)  (47,803)
                                                        -------   -------
    Net current assets                                   34,172    36,030

    Total assets less current liabilities                48,392    50,731

    Creditors: amounts due after more than
               one year                         13      (18,173)  (16,086)

    Provisions for liabilities and charges      14
    Deferred taxation                                    (1,128)   (2,157)
    Other                                                  (139)     (630)
                                                        -------   -------
    Net assets                                           28,952    31,858
                                                        -------   -------
    Capital and reserves(a)
    Called up equity share capital              15       10,900    10,841
    Called up non-equity share capital          15           25        25
    Reserves (all equity)                       16       18,027    20,992
                                                        -------   -------
    Shareholders' funds                                  28,952    31,858
                                                        -------   -------
    ____________________
    (a) A summary of the significant adjustments to capital and reserves that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.

                                        4PAGE

    Peek plc
    Consolidated cash flow statement
    for the year ended 31 December

                                               1996       1995       1994
                                                    (In thousands
                                   Notes     of British pounds sterling)
    Cash flow from operating
      activities                      20     11,545      4,061     14,632
    Returns on investments and
      servicing of finance            20       (550)      (379)       128
    Taxation                                 (4,173)    (4,954)    (4,276)
    Capital expenditure and
      financial investment            20     (3,395)       489     (3,803)
    Acquisitions and disposals        20     (4,722)    (5,070)    (2,786)
    Equity dividends paid                    (3,952)    (3,824)    (3,789)
                                             ------     ------     ------
    Cash (outflow)/inflow before
      financing                              (5,247)    (9,677)       106
    Financing                         20      4,431        655       (682)
                                             ------     ------     ------
    (Decrease)/increase in cash in
      the period                               (816)    (9,022)      (576)
                                             ------     ------     ------
    Reconciliation of net cash flow
      to movement in net debt
    (Decrease)/increase in cash
      in the period                            (816)    (9,022)      (576)
    Cash (outflow)inflow from
      increase in debt and
      lease financing                        (4,090)      (248)       911
                                             ------     ------     ------
    Change in net debt resulting
      from cash flows                        (4,906)    (9,270)       335
    Translation differences                   1,213       (302)       570
                                             ------     ------     ------
    Movement in net (debt)/cash in
      the period                             (3,693)    (9,572)       905
    Net (debt)/cash at start of
      period                                   (697)     8,875      7,970
                                             ------     ------     ------
    Net (debt)/cash at end of
      period(a)                       21     (4,390)      (697)     8,875
                                             ------     ------     ------
    ____________________
    (a) The significant differences between the cashflow statement presented above and that required under United States generally accepted accounting principles are described in Note 24 of Notes to the Accounts.

                                        5PAGE

    Peek plc
    Consolidated statement of total recognised gains and losses for the year ended 31 December

                                                 1996       1995     1994
                                                     (In thousands
                                              of British pounds sterling)

    Profit for the financial year              8,293      11,883    6,654
    Currency translation differences
      on foreign currency net
      investments                             (2,738)        453     (306)
    Unrealised deficit on revaluation
      of property                               (659)          -     (195)
                                              ------      ------   ------
    Total recognised gains and losses
      relating to the year                     4,896      12,336    6,153
                                              ------      ------   ------

    Reconciliation of movements in consolidated shareholders' funds for the year ended 31 December

                                                1996        1995     1994
                                                     (In thousands
                                              of British pounds sterling)

    Total recognised gains and losses
      relating to the year                     4,896      12,336    6,153
    Dividends                                 (4,114)     (4,088)  (4,059)
                                              ------      ------   ------
                                                 782       8,248    2,094
    New share capital subscribed                 493         647      696
    Goodwill written off                      (4,181)     (2,037)  (2,156)
    Release of capital reserves                    -           -     (246)
                                              ------      ------   ------
    Net (decrease)/increase in shareholders'
      funds                                   (2,906)      6,858      388
    Opening shareholders' funds               31,858      25,000   24,612
                                              ------      ------   ------
    Closing shareholders' funds               28,952      31,858   25,000
                                              ------      ------   ------

                                        6PAGE

    Peek plc
    Notes to the Accounts

    1   Accounting policies

    Basis of accounting
    The accounts are prepared under the historical cost convention, modified to include the revaluation of certain freehold and long leasehold land and buildings, in accordance with applicable accounting standards.

    Basis of consolidation
    The consolidated accounts incorporate the accounts of Peek plc and all its subsidiary undertakings to 31 December. The results of companies acquired during the year are included from the date control passes, and the results of companies disposed of during the year are included up to the date of disposal.

    Goodwill, which is the difference between the fair value of net assets acquired and the fair value of consideration paid, is written off to reserves in the year in which it arises.

    Undertakings, other than subsidiary undertakings, in which the group has an investment representing not less than 20% of the voting rights and over which it exerts significant influence, are treated as associated undertakings. The group accounts include the appropriate share of these undertakings' results and reserves based on audited accounts to 31 December.

    Depreciation
    Freehold land is not depreciated.

    Other assets are depreciated on a straight line basis to write off the cost less residual value over their estimated useful lives as follows:

    Freehold buildings          30-50 years
    Plant and equipment          3-10 years
    Leasehold property      period of lease
    Motor vehicles                3-5 years

    Stocks
    Stocks are included in the accounts at the lower of cost (including manufacturing overheads, where appropriate) on a first in first out basis and net realisable value.

    Long-term contracts
    Profit on long-term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated on a prudent basis to reflect the proportion of the work carried out at the year end by recording turnover and related costs (as defined in Stocks above) as contract activity progresses. Turnover is assessed individually for each contract to ensure it adequately reflects the value of work done. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which they are first foreseen.

                                        7PAGE

    Peek plc
    Notes to the Accounts continued

    Technology
    Expenditure on research and development is written off in the year in which it is incurred.

    Deferred taxation
    Provision is made under the liability method for all timing differences to the extent that they are expected to reverse in the foreseeable future without being replaced, at the rate at which it is estimated that they will become payable. No provision is made for the liability to corporation tax on capital gains which might arise if the freehold land and buildings were to be realised at their balance sheet values.

    Foreign exchange
    The accounts of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against group equity investments in foreign enterprises, which are taken directly to reserves together with the exchange differences on the carrying amount of the related investments.

    Pension costs
    Pension contributions for defined contribution schemes are charged to the profit and loss account as they fall due.

    Leases
    Assets held under finance leases and the related lease obligations are recorded in the balance sheet at the fair value of the leased assets at the inception of the lease. The rentals payable are apportioned between interest, which is charged in the profit and loss account, and capital, which reduces the outstanding lease obligation. Rental costs under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

    Turnover
    Turnover represents the invoiced amount of goods sold and services provided during the year, net of value added tax, except in relation to material contracts where profit is recognised on a stage of completion basis.

                                        8PAGE

    Peek plc
    Notes to the Accounts continued
    2   Turnover and segmental analysis

    The group has two principal areas of activity, traffic and field data. It also operates within four main geographical markets, the United States and Canada, the United Kingdom, Continental Europe and Asia. Turnover, group profit on ordinary activities before taxation and net assets are analysed as follows:

                                               1996       1995       1994
                                                    (In thousands
                                             of British pounds sterling)
    Area of activity
    Turnover
      Traffic                               126,938    111,530     89,661
      Field data                             35,137     32,256     42,137
                                            -------    -------    -------
                                            162,075    143,786    131,798
                                            -------    -------    -------
    Profit
    Segment profit:
      Traffic                                11,520     10,507      6,185
      Field data                              1,766      1,963      3,982
                                            -------    -------    -------
    Operating profit                         13,286     12,470     10,167
    Non-operating exceptional items              (6)     3,915        340
    Net interest payable                       (729)      (403)      (288)
                                            -------    -------    -------
    Profit on ordinary activities before
      taxation                               12,551     15,982     10,219
                                            -------    -------    -------
    Net assets
    Segment net assets:
      Traffic                                25,854     25,282     18,472
      Field data                             13,736     12,872     10,779
                                            -------    -------    -------
                                             39,590     38,154     29,251
    Unallocated net liabilities             (10,638)    (6,296)    (4,251)
                                            -------    -------    -------
    Net assets                               28,952     31,858     25,000
                                            -------    -------    -------
    Geographical area
    Turnover
    External sales by destination:
      United States and Canada               48,792     49,690     52,435
      United Kingdom                         34,974     30,837     27,773
      Continental Europe                     58,700     48,346     45,737
      Asia                                   12,827      9,899      3,393
      Other                                   6,782      5,014      2,460
                                            -------    -------    -------
                                            162,075    143,786    131,798
                                            -------    -------    -------
    External sales by origin:
      United States and Canada               49,410     47,161     50,553
      United Kingdom                         45,143     42,024     37,602
      Continental Europe                     56,182     45,695     42,577
      Asia                                   11,340      8,906      1,066
                                            -------    -------    -------
                                            162,075    143,786    131,798
                                            -------    -------    -------
                                        9PAGE

    Peek plc
    Notes to the Accounts continued

                                               1996       1995      1994
                                                (In thousands
                                                of British pounds sterling)
   Geographical area
   Segment profit:
     United States and Canada                  (480)     2,269     2,635
     United Kingdom                           3,468      1,793     3,302
     Continental Europe                      11,324      8,215     5,312
     Asia                                    (1,026)       193    (1,082)
                                            -------    -------   -------
   Operating profit                          13,286     12,470    10,167
   Non-operating exceptional items               (6)     3,915       340
   Net interest payable                        (729)      (403)     (288)
                                            -------    -------   -------
   Profit on ordinary activities before
     taxation                                12,551     15,982    10,219
                                            -------    -------   -------
   Net assets
   Segment net assets:
     United States and Canada                15,087     16,187    13,605
     United Kingdom                           8,582      8,600     8,850
     Continental Europe                      18,317     14,967     8,603
     Asia                                    (2,396)    (1,600)   (1,807)
                                            -------    -------   -------
                                             39,590     38,154    29,251
   Unallocated net liabilities              (10,638)    (6,296)   (4,251)
                                            -------    -------   -------
   Net assets                                28,952     31,858    25,000
                                            -------    -------   -------

   Unallocated net liabilities comprise those of non-operating companies together with all interest bearing assets and liabilities.


   3   Operating profit

   The following charges are included:

                                               1996       1995      1994
                                                    (In thousands
                                             of British pounds sterling)

   Depreciation
     Owned assets                             2,869      2,527     2,175
     Assets held under finance leases           311        234        64
   Staff costs (see Note 4(d))               42,856     40,549    37,028
   Amounts charged by Ernst & Young:
     Audit fees                                 230        216       183
     Other professional services                 40         36        49
   Hire of plant                                650        553       532
   Other operating lease rentals              3,321      2,883     2,567

                                       10PAGE

    Peek plc
    Notes to the Accounts continued

   4   Directors' emoluments and staff costs

   a)  Directors' remuneration

   1996                   Perform-
                              ance
                   Basic   related Long term  Taxable       Pension
                  salary   bonuses incentive benefits   Fees  conts Total
                         (In thousands of British pounds sterling)
   K E Maud
   (Chairman)        184(a)      3         -       15      -      -   202
   The Viscount Slim
   (Deputy Chairman)   -         -         -        6     21      -    27
   G M Edge            -         -         -        -     18      -    18
   A G Kellett        85         2         -       10      -      9   106
   J G Sanger        132         2        24       13      -     15   186
   A F Standley      188(a)      3        24       16      -      -   231
   D Walsh             -         -         -        -     18      -    18
                     ---       ---       ---      ---    ---    ---   ---
                     589        10        48       60     57     24   788
                     ---       ---       ---      ---    ---    ---   ---

   Of the amounts paid to Ken Maud, 136,000 British pounds sterling (1995 173,000 British pounds sterling) was paid by a subsidiary undertaking.

   1995                             Perform-
                                        ance
                             Basic   related  Taxable       Pension
                            salary   bonuses benefits   Fees  conts Total
                              (In thousands of British pounds sterling)

   K E Maud
   (Chairman)                  178(a)     63       18      -      -   259
   The Viscount Slim
   (Deputy Chairman)             -         -        4     20      -    24
   G M Edge                      -         -        -     17      -    17
   A G Kellett                  72        28       10      -     10   120
   P I Risberg                   -         -        -     17      -    17
   J G Sanger                  122        46       11      -     16   195
   A F Standley                161(a)     65       11      -      -   237
   D Walsh                       -         -        -     17      -    17
                               ---       ---      ---    ---    ---   ---
                               533       202       54     71     26   886
                               ---       ---      ---    ---    ---   ---

   Of the amounts paid to Ken Maud, 173,000 British pounds sterling (1994 187,000 British pounds sterling) was paid by a subsidiary undertaking.

   (a) K E Maud and A F Standley have private pension plans to which the company makes no direct contribution having adjusted the base salaries of those directors accordingly.

                                       11PAGE

    Peek plc
    Notes to the Accounts continued

   1994

   (In thousands of British pounds sterling)
   Fees                                                                66
   Salaries                                                           513
   Benefits                                                            48
   Performance related bonuses                                        279
   Pension contributions                                               29
                                                                    -----
                                                                      935
                                                                    -----

   The emoluments of the Chairman who is also the highest paid director are as follows:

   (In thousands of British pounds sterling)

   Salaries                                                           183
   Benefits                                                            15
   Performance related bonuses                                         98
   Pension contributions                                                0
                                                                    -----
                                                                      296
                                                                    -----

   Of this amount 187,000 British pounds sterling was paid by a subsidiary undertaking.

   The salaries and benefits of the executive directors are decided by the Remuneration Committee. The performance related bonuses are calculated by reference to formulae determined by the Compensation Committee. The formulae reflect improvements in profits and earnings per share in excess of the retail price index.

   Long term incentive plan
   As an incentive to focus on the long term performance of the group, certain directors and senior managers are eligible for a cash bonus based on the increase in the share price of Peek plc. This bonus is calculated by reference to the amount by which the mid market price of ordinary shares exceeds a base price for a given number of deemed shares.

   The bonus cannot be received unless the annual rate of earnings per share growth during the period starting with the financial year in which the notional grant was made, and ending with the financial year preceding the bonus date exceeds 15% compound. The bonus will be payable in the period between three and ten years after entrance to the scheme. In any one year each participant may only receive a bonus on the greater of 5,000 deemed shares or 25% of his holding.

   Both A F Standley and J G Sanger were granted 150,000 deemed shares at a value of 62p in 1991. A G Kellett was granted 75,000 deemed shares on 28 July 1994 at a value of 78.5p.

                                       12PAGE

    Peek plc
    Notes to the Accounts continued

   b)  Directors' emoluments (bandings)

   The number of directors of the Company, including the Chairman, whose emoluments, excluding pension contributions, fall within the following ranges were:

                                                   1996     1995     1994
                                                 Number   Number   Number

   15,001-20,000 British pounds sterling              2        3        3
   20,001-25,000 British pounds sterling              -        1        1
   25,001-30,000 British pounds sterling              1        -        -
   95,001-100,000 British pounds sterling             1        -        -
   105,001-110,000 British pounds sterling            -        1        1
   170,001-175,000 British pounds sterling            1        -        -
   175,001-180,000 British pounds sterling            -        1        -
   185,001-190,000 British pounds sterling            -        -        1
   200,001-205,000 British pounds sterling            1        -        -
   230,001-235,000 British pounds sterling            1        -        -
   235,001-240,000 British pounds sterling            -        1        1
   255,001-260,000 British pounds sterling            -        1        -
   295,001-300,000 British pounds sterling            -        -        1

   c)  Directors' share options

   Full details of directors' shareholdings and options are recorded in the Company's Register of Directors' Interest which is open to inspection.

   Options granted under the Senior Executive Share Option plan are exercisable between three and ten years after the date of grant. Options granted under the Savings-related Share Option plan are exercisable five or seven years after the date of grant.

                                       13PAGE

    Peek plc
    Notes to the Accounts continued

   c)  Directors' share options (continued)

   The interests of directors in options to acquire shares in the Company are as follows:

   Directors' options
                       At                            At
                1 January                   31 December  Exercise  Date of
                     1996 Granted Exercised        1996     price    grant

   A G Kellett     50,000       -         -    50,000(a)  77.33p  22.4.93
                   25,000       -         -    25,000(a)  76.00p 11.10.93
                   10,000       -         -    10,000(a)  90.50p  25.4.94
                   20,000       -         -    20,000(a)  81.83p   1.5.95
                    1,498       -         -     1,498(b)  82.90p 16.10.95
                  -------    ----      ----   -------     ------ --------
                  106,498       -         -   106,498
                  -------    ----      ----   -------
   J G Sanger      50,000       -         -    50,000(a)  68.00p  14.5.90
                  200,000       -         -   200,000(a)  57.00p 16.10.90
                    8,975       -         -     8,975(b)  49.30p  1.10.91
                  100,000       -         -   100,000(a)  59.00p  24.2.92
                  100,000       -         -   100,000(a)  77.33p  22.4.93
                   18,088       -         -    18,088(b)  60.80p  7.10.93
                   50,000       -         -    50,000(a)  76.00p 11.10.93
                  100,000       -         -   100,000(a)  88.50p 10.10.94
                    1,498       -         -     1,498(b)  82.90p 16.10.95
                  -------    ----      ----   -------     ------ --------
                  628,561       -         -   628,561
                  -------    ----      ----   -------
   A F Standley   250,000       -         -   250,000(a)  57.00p 16.10.90
                   13,539       -         -    13,539(b)  49.30p  1.10.91
                  100,000       -         -   100,000(a)  59.00p  24.2.92
                  100,000       -         -   100,000(a)  77.33p  22.4.93
                   20,654       -         -    20,654(b)  60.80p  7.10.93
                   50,000       -         -    50,000(a)  76.00p 11.10.93
                  100,000       -         -   100,000(a)  88.50p 10.10.94
                  -------    ----      ----   -------     ------ --------
                  634,193       -         -   634,193
                  -------    ----      ----   -------

   (a)  Senior Executive Share Option Plan
   (b)  Savings-related Share Option Plan

   The middle market price of an ordinary share at the close of business on 31 December 1996 was 94p. In the year to 31 December 1996 the mid market price fluctuated between 131p and 84.5p.

                                       14PAGE

    Peek plc
    Notes to the Accounts continued

   c)  Directors' share options (continued)

                       At                            At
                1 January                   31 December  Exercise  Date of
                     1995 Granted Exercised        1995     price    grant

   A G Kellett    50,000        -         -    50,000(a)  77.33p  22.4.93
                  25,000        -         -    25,000(a)  76.00p 11.10.93
                  10,000        -         -    10,000(a)  90.50p  24.4.94
                       -   20,000         -    20,000(a)  81.30p   1.5.95
                       -    1,498         -     1,498(b)  82.90p 16.10.95
                 -------   ------    ------   -------     ------ --------
                  85,000   21,498         -   106,498
                 -------   ------    ------   -------

   J G Sanger     50,000        -         -    50,000(a)  68.00p  14.5.90
                   7,347        -    (7,347)(b)     -     49.00p  28.6.90
                 200,000        -         -   200,000(a)  57.00p 16.10.90
                   8,975        -         -     8,975(b)  49.30p  1.10.91
                 100,000        -         -   100,000(a)  59.00p  24.4.92
                 100,000        -         -   100,000(a)  77.33p  22.4.93
                  18,088        -         -    18,088(b)  60.80p  7.10.93
                  50,000        -         -    50,000(a)  76.00p 11.10.93
                 100,000        -         -   100,000(a)  88.50p 10.10.94
                       -    1,498         -     1,498(b)  82.90p 16.10.95
                 -------   ------    ------   -------     ------ --------
                 634,410    1,498    (7,347)  628,561
                 -------   ------    ------   -------

   A F Standley  250,000        -         -   250,000(a)  57.00p 16.10.90
                  13,539        -         -    13,539(b)  49.30p  1.10.91
                 100,000        -         -   100,000(a)  59.00p  24.4.92
                 100,000        -         -   100,000(a)  77.33p  22.4.93
                  20,654        -         -    20,654(b)  60.80p  7.10.93
                  50,000        -         -    50,000(a)  76.00p 11.10.93
                 100,000        -         -   100,000(a)  88.50p 10.10.94
                 -------   ------    ------   -------     ------ --------
                 634,193        -         -   634,193
                 -------   ------    ------   -------

   (a)  Senior Executive Share Option Plan
   (b)  Savings-related Share Option Plan

   The mid market price on the date Mr Sanger exercised his options as above was 1.08 British pounds sterling.

   The middle market price of an ordinary share at the close of business on 31 December 1995 was 99p. In the year to 31 December 1995 the mid market price fluctuated between 112p and 73p.

                                       15PAGE

    Peek plc
    Notes to the Accounts continued

   c)  Directors' share options (continued)

                       At                            At
                1 January                   31 December  Exercise  Date of
                     1994 Granted Exercised        1994     price    grant

   A G Kellett     50,000        -        -    50,000(a)  77.33p  22.4.93
                   25,000        -        -    25,000(a)  76.00p 11.10.93
                        -   10,000        -    10,000(a)  90.50p  25.4.94
                  -------  -------      ---   -------     ------ --------
                   75,000   10,000        -    85,000
                  -------  -------      ---   -------
   J G Sanger      50,000        -        -    50,000(a)  68.00p  14.5.90
                    7,347        -        -     7,347(b)  49.00p  28.6.90
                  200,000        -        -   200,000(a)  57.00p 16.10.90
                    8,975        -        -     8,975(b)  49.30p  1.10.91
                  100,000        -        -   100,000(a)  59.00p  24.4.92
                  100,000        -        -   100,000(a)  77.33p  22.4.93
                   18,088        -        -    18,088(b)  60.80p  7.10.93
                   50,000        -        -    50,000(a)  76.00p 11.10.93
                        -  100,000        -   100,000(a)  88.50p 10.10.94
                  -------  -------      ---   -------     ------ --------
                  534,410  100,000        -   634,410
                  -------  -------      ---   -------
   A F Standley   250,000        -        -   250,000(a)  57.00p 16.10.90
                   13,539        -        -    13,539(b)  49.30p  1.10.91
                  100,000        -        -   100,000(a)  59.00p  24.4.92
                  100,000        -        -   100,000(a)  77.33p  22.4.93
                   20,654        -        -    20,654(b)  60.80p  7.10.93
                   50,000        -        -    50,000(a)  76.00p 11.10.93
                        -  100,000        -   100,000(a)  88.50p 10.10.94
                  -------  -------      ---   -------     ------ --------
                  534,193  100,000        -   634,193
                  -------  -------      ---   -------

   (a)  Senior Executive Share Option Plan
   (b)  Savings-related Share Option Plan

   No options were exercised or lapsed during the period.

   The middle market price of an ordinary share at the close of business on 31 December 1994 was 82p.

   d)  Employees

   The average number of people employed by the group was:

                                                 1996      1995      1994
                                               Number    Number    Number

   Production                                   1,007       989       947
   Engineering                                    201       175       156
   Sales and administration                       529       458       420
                                               ------    ------    ------
                                                1,737     1,622     1,523
                                               ------    ------    ------
                                       16PAGE

    Peek plc
    Notes to the Accounts continued

   Their costs amounted to:                    1996      1995        1994
                                                    (In thousands
                                               of British pounds sterling)

   Wages and salaries                        37,646    35,537      32,336
   Social security costs                      3,951     3,826       3,539
   Other pension costs                        1,259     1,186       1,153
                                             ------    ------      ------
                                             42,856    40,549      37,028
                                             ------    ------      ------

   5   Net interest payable
                                               1996      1995        1994
                                                    (In thousands
                                               of British pounds sterling)

   Interest receivable                          400       712         605
   Interest payable on:
   Bank overdrafts and loans repayable
     wholly within five years                (1,046)   (1,047)       (858)
   Finance leases                               (83)      (68)        (35)
                                             ------    ------      ------
   Net interest payable                        (729)     (403)       (288)
                                             ------    ------      ------

   6   Taxation                                 1996     1995        1994
                                                    (In thousands
                                               of British pounds sterling)

   United Kingdom taxation:
   Corporation tax at 33%                      1,547      395       1,698
   Adjustment in respect of prior years          324     (106)       (672)
   Deferred taxation                            (175)     332        (125)
                                             -------   ------      ------
                                               1,696      621         901
   Overseas taxation:
   Overseas taxes                              2,562    3,478       2,554
                                             -------   ------      ------
                                               4,258    4,099       3,455
                                             -------   ------      ------

                                       17PAGE

    Peek plc
    Notes to the Accounts continued

   7   Non-operating exceptional items
                                                1996     1995        1994
                                                    (In thousands
                                               of British pounds sterling)

   Loss on disposal of businesses:
   Loss on the sale of Peek Verkehrssysteme
     GmbH in Germany                            (560)       -           -
   Transfer from goodwill reserve                554        -           -
   Loss on sale of Edac Inc in Canada              -        -         (42)
   Profit on disposal of shares of
     TrafficMaster plc                             -    3,915         382
                                             -------   ------      ------
                                                  (6)   3,915         340
                                             -------   ------      ------

   In April 1996 the group sold Peek Verkehrssysteme GmbH, a German subsidiary company. Goodwill written off amounted to 384,000 British pounds sterling. Other associated disposal costs of 176,000 British pounds sterling were also incurred. The transfer from goodwill reserve is in respect of negative goodwill relating to a former subsidiary undertaking now written back. The exceptional item in 1995 relates to the group's disposal of its interest in TrafficMaster plc. In November 1994 the group disposed of Edac Inc, based in Scarborough, Ontario, whilst retaining a 25% interest in the proceeds from any subsequent sale of the business.

   8   Dividends
                                                    1996    1995    1994
                                                      (In thousands
                                               of British pounds sterling)

   Ordinary                                        4,113   4,087   4,058
   Preference                                          1       1       1
                                                   -----   -----   -----
                                                   4,114   4,088   4,059
                                                   -----   -----   -----

   The preference dividend relates to a non-equity interest.

                                       18PAGE

    Peek plc
    Notes to the Accounts continued

   9   Earnings per ordinary share
                                                   1996     1995     1994
   The calculation of earnings per ordinary
   share is based upon the profit after
   taxation, preference dividends and minority
   interests, and on 120,743,220 ordinary shares
   (1995 119,901,965 ; 1994 119,166,319) being
   the weighted average number of ordinary
   shares in issue during the year                 6.9p      9.9p    5.6p

   In order to improve comparability of the earnings per ordinary share calculation with earlier years, the earnings per ordinary share number is reported both before and after exceptional items

   Earnings per ordinary share (as above)          6.9p      9.9p    5.6p
   Non operating exceptional items                    -    (3.3)p  (0.3p)
                                                   ----    ------  ------
   Adjusted earnings per ordinary share
   (excluding exceptional items)                   6.9p      6.6p    5.3p
                                                   ----    ------  ------

   10  Tangible fixed assets

   1996                Freehold
                       land and       Short   Plant and     Motor
                      buildings  leaseholds   equipment  vehicles   Total
                           (In thousands of British pounds sterling)
   Cost or valuation
   At 1 January 1996      5,761       1,148      15,365     1,395  23,669
   Additions                 37         256       2,926       367   3,586
   Subsidiaries acquired      -           -         667         -     667
   Disposals                             (2)       (460)     (249)   (711)
   Revaluation adjustment  (853)          -           -         -    (853)
   Exchange adjustment     (194)        (84)     (1,790)     (100) (2,168)
                          -----       -----      ------     ------  -----
   At 31 December 1996    4,751       1,318      16,708     1,413  24,190
                          -----       -----      ------     ------  -----
   Depreciation
   At 1 January 1996      1,003         106       7,356       503   8,968
   Charge for year           90         140       2,574       376   3,180
   Disposals                  -          (2)       (425)     (189)   (616)
   Revaluation adjustment  (194)          -           -         -    (194)
   Exchange adjustment      (62)        (20)     (1,218)      (68) (1,368)
                          -----       -----      ------     -----  ------
   At 31 December 1996      837         224       8,287       622   9,970
                          -----       -----      ------     -----  ------
   Net book value

   At 31 December 1996    3,914       1,094       8,421       791  14,220
                          -----       -----      ------     -----  ------
   At 1 January 1996      4,758       1,042       8,009       892  14,701
                          -----       -----      ------     -----  ------
                                       19PAGE

    Peek plc
    Notes to the Accounts continued

   Certain freehold properties were valued by external professional valuers, Chester-Ford, Chartered Surveyors, as at 31 December 1996. Property occupied by the company has been valued on the basis of existing use whereas investment property has been valued on the basis of open market value, (325,000 British pounds sterling). Both bases are in accordance with the Appraisal and Valuation Manual of the Royal Institution of Chartered Surveyors.

   These properties have been included in the balance sheet at their revalued amounts and the net deficit recognised in the year of 659,000 British pounds sterling has been deducted from the revaluation reserve established on the same properties following the previous valuation in December 1990.

   The historical cost of such properties is 2,158,000 British pounds sterling (1995 2,124,000 British pounds sterling).

   Included in the above amounts are assets with a net book value of 759,000 British pounds sterling (1995 884,000 British pounds sterling) held under finance leases.

   1995                  Freehold
                         land and       Short  Plant and    Motor
                        buildings  leaseholds  equipment vehicles   Total
                            (In thousands of British pounds sterling)

   Cost or valuation
   At 1 January 1995        5,712         102     12,465      989  19,268
   Reclassifications         (246)        246          -        -       -
   Additions                  270         785      3,487      380   4,922
   Subsidiaries acquired        -           -        298      592     890
   Disposals                    -          (6)    (1,560)    (615) (2,181)
   Exchange adjustment         25          21        675       49     770
                            -----       -----     ------    -----  ------
   At 31 December 1995      5,761       1,148     15,365    1,395  23,669
                            -----       -----     ------    -----  ------
   Depreciation
   At 1 January 1995          928          15      6,180      338   7,461
   Reclassifications           (8)          8          -        -       -
   Charge for year             77          88      2,172      424   2,761
   Disposals                    -          (6)    (1,462)    (273) (1,741)
   Exchange adjustment          6           1        466       14     487
                            -----       -----     ------    -----  ------
   At 31 December 1995      1,003         106      7,356      503   8,968
                            -----       -----     ------    -----  ------
   Net book value

   At 31 December 1995      4,758       1,042      8,009      892  14,701
                            -----       -----     ------    -----  ------
   At 1 January 1995        4,784          87      6,285      651  11,807
                            -----       -----     ------    -----  ------

                                       20PAGE

    Peek plc
    Notes to the Accounts continued

   Certain of the group's properties were valued at 31 December 1990 on an open market for existing use basis by an external professional valuer. These properties have been included in the balance sheet at their revalued amounts and the net surplus of 794,000 British pounds sterling has been added to reserves. The historical cost of such properties is 2,124,000 British pounds sterling (1994 2,124,000 British pounds sterling).

   Included in the above amounts are assets with a net book value of 884,000 British pounds sterling (1994 711,000 British pounds sterling) held under finance leases.

   1994
                         Freehold
                         land and       Short  Plant and    Motor
                        buildings  leaseholds  equipment vehicles   Total
                            (In thousands of British pounds sterling)
   Cost or valuation
   At 1 January 1994        5,667         362     15,418     641   22,088
   Additions                  390          16      3,046     385    3,837
   Subsidiaries acquired        -           -         66       -       66
   Disposals                    -        (258)    (5,768)   (167)  (6,193)
   Adjustment arising on
     revaluation             (195)          -          -       -     (195)
   Exchange adjustment       (150)        (18)      (297)    130     (335)
                            -----       -----     ------    ----   ------
   At 31 December 1994      5,712         102     12,465     989   19,268
                            -----       -----     ------    ----   ------
   Depreciation
   At 1 January 1994          890          95      9,688     250   10,923
   Charge for year             74          16      1,902     247    2,239
   Disposals                    -         (90)    (5,268)   (153)  (5,511)
   Exchange adjustment        (36)         (6)      (142)     (6)    (190)
                            -----       -----     ------    ----   ------
   At 31 December 1994        928          15      6,180     338    7,461
                            -----       -----     ------    ----   ------
   Net book value

   At 31 December 1994      4,784          87      6,285     651   11,807
                            -----       -----     ------    ----   ------
   At 1 January 1994        4,777         267      5,730     391   11,165
                            -----       -----     ------    ----   ------

   Certain of the group's properties were valued at 31 December 1990 on an open market for existing use basis by an external professional valuer. These properties have been included in the balance sheet at their revalued amounts and the net surplus of 794,000 British pounds sterling has been added to reserves. The historical cost of such properties is 2,124,000 British pounds sterling (1993 2,124,000 British pounds sterling).

   Included in the above amounts are assets with a net book value of 711,000 British pounds sterling (1993 226,000 British pounds sterling) held under finance leases.
                                       21PAGE

    Peek plc
    Notes to the Accounts continued

   11   Stocks
                                                           1996      1995
   (In thousands of British pounds sterling)

   Raw materials and consumables                         10,068    13,076
   Work in progress                                       6,086     4,826
   Finished goods and goods for resale                    4,279     3,972
                                                         ------    ------
                                                         20,433    21,874
                                                         ------    ------
   Balances on long term contracts included within work in progress shown above:

   Net cost less foreseeable losses                       4,207     2,793
   Less: applicable payments on account                  (1,341)     (472)
                                                         ------    ------
                                                         2,866     2,321
                                                         ------    ------

   12   Debtors
                                                           1996      1995
   (In thousands of British pounds sterling)

   Amounts due within one year:
   Trade debtors                                         42,148    38,905
   Amounts recoverable on contracts                       1,732     1,586
   Other debtors                                          1,709     1,051
   Prepayments and accrued income                         1,232     1,657
   Notes receivable                                         720       670
   Advance corporation tax recoverable                      632     1,029
                                                         ------    ------
                                                         48,173    44,898
                                                         ------    ------
   Amounts due after more than one year:

   Amounts recoverable on contracts                           -       204
   Other debtors                                             45         1
   Notes receivable                                         318     1,228
                                                         ------    ------
                                                            363     1,433
                                                         ------    ------
   Total debtors                                         48,536    46,331
                                                         ------    ------

   The notes receivable after more than one year relate to deferred consideration arising on the disposal of the health and fitness division of Computer Instruments Corporation and of the shares of Edac Inc, all of which are due to be received within the next five years.

                                       22PAGE

    Peek plc
    Notes to the Accounts continued

   13   Creditors
                                                           1996      1995
   (In thousands of British pounds sterling)

   Amounts due within one year:
   Trade creditors                                       20,906    19,088
   Overdrafts                                               393       384
   Corporation tax                                        4,157     3,889
   Other taxes and social security costs                  4,460     3,466
   Other creditors                                        1,799     1,854
   Finance leases                                           231       239
   Accruals                                              12,788    14,806
   Proposed dividend                                      4,087     4,077
                                                         ------    ------
                                                         48,821    47,803
                                                         ------    ------
   Amounts due after more than one year:
   Bank loans                                            17,290    15,129
   Other creditors                                          383       384
   Finance leases                                           500       573
                                                         ------    ------
                                                         18,173    16,086
                                                         ------    ------

   All bank loans are repayable between two and five years. The rate of interest payable varies and is based on the London interbank market rate.

   Obligations under finance leases
                                                           1996      1995
   (In thousands of British pounds sterling)

   Amounts payable:
   Within one year                                          264       318
   Within two to five years                                 572       646
   After more than five years                                 -        27
                                                         ------    ------
                                                            836       991
   Less finance charges allocated to future periods        (105)     (179)
                                                         ------    ------
                                                            731       812
                                                         ------    ------
   14   Provisions for liabilities and charges

   a) Deferred taxation
                                    Provided for           Unprovided for
                              1996          1995     1996            1995
                               (In thousands of British pounds sterling)

   Excess capital allowances   268           133       46             269
   Short term timing
     differences               860         2,024        -               -
                             -----         -----       --             ---
                             1,128         2,157       46             269
                             -----         -----       --             ---
                                       23PAGE

    Peek plc
    Notes to the Accounts continued

   No provision has been made for deferred tax on the surplus on revaluation of land and buildings due to the existence of capital losses within the group. Furthermore, deferred tax on timing differences not expected to reverse is not provided.

   b) Other

   Movement on other provisions during the year ended 31 December is as follows:

   Arising from acquisitions
                                                  1996     1995     1994
                                                       (In thousands of
                                                  British pounds sterling)

   Opening balance                                 630    1,487    2,045
   Arising in year                                  99        -      614
   Utilised in year                               (519)    (526)    (691)
   Released                                        (60)    (327)    (425)
   Exchange adjustment                             (11)      (4)     (56)
                                                 -----    -----    -----
   Closing balance                                 139      630    1,487
                                                 -----    -----    -----

   15   Share capital

   a)   Authorised

   1996
                                                 1996                1995
                                                No of               No of
                                    1996(1)    shares   1995(1)    shares
   Equity
     Ordinary shares of 9p each  13,500   150,000,000 13,500  150,000,000

   Non-equity
     2.8% net cumulative
       preference shares of
       1 British pound sterling
       each                          25        25,000     25       25,000
     10% net redeemable
       cumulative preference
       shares of 1 British pound
       sterling each                100       100,000    100      100,000

     Convertible redeemable
       preference shares of 9p
       each                         135     1,500,000    135    1,500,000
                                 ------               ------
                                 13,760               13,760
                                 ------               ------

   (1) Amounts in thousands of British pounds sterling.

                                       24PAGE

    Peek plc
    Notes to the Accounts continued

    a)  Authorised (continued)

    1995
                                                 1995                 1994
                                                No of                No of
                                    1995(1)    shares   1994(1)    shares
    Equity
      Ordinary shares of 9p each  13,500  150,000,000 13,500   150,000,000
    Non-equity
      2.8% net cumulative
        preference shares of
        1 British pound sterling
        each                          25       25,000     25        25,000
      10% net redeemable
        cumulative preference
        shares of 1 British pound
        sterling each                100      100,000    100       100,000

      Convertible redeemable
        preference shares of 9p
        each                         135    1,500,000    135     1,500,000
                                  ------              ------
                                  13,760              13,760
                                  ------              ------

    (1) Amounts in thousands of British pounds sterling.

    b)  Issued, called up and fully paid

    1996
                                                 1996                 1995
                                                No of                No of
                                    1996(1)    shares    1995(1)    shares
    Equity
      Ordinary shares of 9p each  10,900  121,116,068 10,841   120,450,979
    Non-equity
      2.8% net cumulative
        preference shares of
        1 British pound sterling
        each                          25       25,000     25        25,000
      10% net redeemable
        cumulative preference
        shares of 1 British pound
        sterling each                  -            -      -             -
      Convertible redeemable
        preference shares of 9p
        each                           -            -      -             -
                                  ------              ------
                                  10,925              10,866
                                  ------              ------

    (1) Amounts in thousands of British pounds sterling.
                                       25PAGE

    Peek plc
    Notes to the Accounts continued
    b)  Issued, called up and fully paid (continued)

    1995
                                                 1995                 1994
                                                No of                No of
                                    1995(1)    shares   1994(1)    shares
    Equity
      Ordinary shares of 9p each  10,841  120,450,979 10,752   119,468,569
    Non-equity
      2.8% net cumulative
        preference shares of
        1 British pound sterling
        each                          25       25,000     25        25,000
      10% net redeemable
        cumulative preference
        shares of 1 British pound
        sterling each                  -            -      -             -
      Convertible redeemable
        preference shares of 9p
        each                           -            -      -             -
                                  ------              ------
                                  10,866              10,777
                                  ------              ------

    (1) Amounts in thousands of British pounds sterling.

    c)  Analysis of share capital

    The 2.8% net cumulative preference shares are non-redeemable and have a preferential right to return of capital on a winding up. The shares do not carry voting rights except where dividends due fall six months in arrears, in which instance there is one vote for each share held.
    The 10% net redeemable cumulative preference shares carry no voting rights other than those specified by the Board of directors at the time of grant.

    The convertible redeemable preference shares are redeemable at the option of the Company.

    Under the terms of the conversion, one ordinary share is receivable for each convertible redeemable preference share.

    d)  Movement in share capital

    On 5 January 1996, 50,221 ordinary shares of 9p each were issued in connection with the scrip dividend offer made in respect of the interim dividend for the year ended 31 December 1995, the effective consideration being 52,330 British pounds sterling.
    On 5 July 1996, 77,277 ordinary shares of 9p each were issued in connection with the scrip dividend offer made in respect of the final dividend for the year ended 31 December 1995, the effective consideration being 98,915 British pounds sterling.
    On various dates during 1996, 439,403 and 98,188 ordinary shares of 9p each were issued in accordance with the terms of the Senior Executive Share Option Scheme and the Savings-related Share Option Scheme respectively, the consideration received being 341,367 British pounds sterling.
                                       26PAGE

    Peek plc
    Notes to the Accounts continued
    d)  Movement in share capital (continued)

    On 5 January 1995, 61,337 ordinary shares of 9p each were issued in connection with the scrip dividend offer made in respect of the interim dividend for the year ended 31 December 1994, the effective consideration being 50,358 British pounds sterling.
    On 5 July 1995, 233,291 ordinary shares of 9p each were issued in connection with the scrip dividend offer made in respect of the final dividend for the year ended 31 December 1994, the effective consideration being 191,065 British pounds sterling.
    On various dates during 1995, 609,412 and 78,370 ordinary shares of 9p each were issued in accordance with the terms of the Senior Executive Share Option Scheme and the Savings-related Share Option Scheme respectively,the consideration received being 405,327 British pounds sterling.

    e)  Options granted at 31 December were:
    (i) Under the group's Senior Executive Share Option Scheme

                            1996           1996        1995           1995
                           No of       Earliest       No of       Earliest
                        ordinary           date    ordinary           date
    Price                 shares    exercisable      shares    exercisable

    342.00p                3,332           1990        4,998          1990
    68.00p               226,243           1993      370,323          1993
    57.00p               450,000           1993      450,000          1993
    65.00p                66,000           1994       76,000          1994
    62.00p                10,000           1994       25,000          1994
    59.00p               255,000           1995      340,000          1995
    43.00p               132,000           1995      193,000          1995
    77.33p               665,000           1996      805,000          1996
    76.00p               475,000           1996      505,000          1996
    90.50p               195,000           1997      205,000          1997
    88.50p               445,000           1997      455,000          1997
    81.83p               400,000           1998      430,000          1998
    108.00p              365,000           1999
                       ---------                   ---------
                       3,687,575                   3,859,321
                       ---------                   ---------

    (ii) Under the group's Savings-related Share Option Scheme

                            1996           1996        1995           1995
                           No of       Earliest       No of       Earliest
                        ordinary           date    ordinary           date
    Price                 shares    exercisable      shares    exercisable

    49.00p                19,714           1995       19,714          1995
    49.30p               161,084           1996      232,785          1996
    60.80p               201,868           1998      222,862          1998
    82.90p               234,849           2000      240,342          2000
                       ---------                   ---------
                         617,515                     715,703
                       ---------                   ---------
    Options granted under the Senior Executive Share Option Plan are exercisable between the third and tenth anniversary of the date of grant. Options granted under the Savings-related Share Option Plan are exercisable five or seven years after the date of grant.
                                       27PAGE

    Peek plc
    Notes to the Accounts continued

    16  Reserves

                                          Capital
                          Good-           Redemp-   Reval-
                 Share     will  Capital     tion   uation  Profit     Total
               premium  reserve  reserve  reserve  reserve  & loss  reserves
                         (In thousands of British pounds sterling)

    Balance at
     1 January
     1994        6,061 (16,842)      246      214    1,687  22,564   13,930
    Exchange
     adjustment      -       -         -        -        -    (306)    (306)
    Scrip
     dividend        -       -         -        -        -     197      197
    Premium on
     shares
     issued        404       -         -        -        -       -      404
    Deferred
     considera-
     tion            -       -      (246)       -        -       -     (246)
    Transfer
     to profit
     and loss
     reserve         -       -         -        -    (698)     698        -
    Permanent
     diminution
     in value of     -       -         -        -    (195)       -     (195)
     land and
     buildings
    Acquisition
     of TCT          -  (1,834)        -        -       -        -   (1,834)
    Acquisitions -
     others          -    (322)        -        -       -        -     (322)
    Retained
     profit for
     the year        -       -         -        -       -    2,595    2,595
                 ----- -------      ----      ---    ----   ------   ------
    Balance at
     31 December
     1994        6,465 (18,998)        -      214     794   25,748   14,223

                                       28PAGE

    Peek plc
    Notes to the Accounts continued

    16  Reserves (continued)

                                          Capital
                          Good-           Redemp-   Reval-
                 Share     will  Capital     tion   uation  Profit     Total
               premium  reserve  reserve  reserve  reserve  & loss  reserves
                         (In thousands of British pounds sterling)
    Exchange
     adjustment      -       -         -        -       -      453      453
    Scrip
     dividend        -       -         -        -       -      215      215
    Premium on
     shares
     issued        343       -         -        -       -        -      343
    Acquisition
     of GMTS         -  (2,037)        -        -       -        -   (2,037)
    Retained
     profit for
     the year        -       -         -        -       -    7,795    7,795
                 ----- -------      ----      ---    ----   ------   ------
    Balance at
     31 December
     1995        6,808 (21,035)        -      214     794   34,211   20,992

    Exchange
     adjustment      -       -         -        -       -   (2,738)  (2,738)
    Scrip
     dividend        -       -         -        -        -     140      140
    Premium on
     shares
     issued        294       -         -        -        -       -      294
    Goodwill
     arising on
     acquisitions    -  (4,011)        -        -        -       -   (4,011)
    Transfer to
     profit and
     loss account    -    (170)        -        -        -       -     (170)
    Freehold
     properties
     revaluation     -       -         -        -     (659)      -     (659)
    Retained
     profit for
     the year        -       -         -        -        -   4,179    4,179
                 ----- -------      ----      ---    -----  ------   ------
    Balance at
     31 December
     1996        7,102 (25,216)        -      214      135  35,792   18,027
                 ----- -------      ----      ---    -----  ------   ------

    The goodwill written off to reserves net of that relating to disposals since 1 January 1987 amounts to: 1996 41,367,000 British pounds sterling; 1995 37,185,000 British pounds sterling; 1994 35,148,000 British pounds sterling.
                                       29PAGE

    Peek plc
    Notes to the Accounts continued

    17  Commitments

    a)  Capital expenditure
                                                            1996     1995
    (In thousands of British pounds sterling)


    Contracted for but not provided in the
      accounts                                                94      167
    Authorised but not contracted for                         37        9
                                                           -----    -----
                                                             131      176
                                                           -----    -----

    b)  Operating leases

    Annual commitments under non-cancellable operating leases are as follows:

                                                            1996     1995
    (In thousands of British pounds sterling)

    Operating leases expiring:
    Within one year                                          731      728
    Within two to five years                               1,624    1,870
    Over five years                                        1,166      632
                                                           -----    -----
                                                           3,521    3,230
                                                           -----    -----


    18   Pension commitments

    The group operates a defined contribution scheme in the UK. Total outstanding contributions at 31 December 1996 were 84,039 British pounds sterling (1995 60,005 British pounds sterling; 1994 21,000 British pounds sterling). The pension costs charged for the year ended 31 December 1996 were 503,000 British pounds sterling (1995 355,000 British pounds sterling; 1994 301,000 British pounds sterling).

    Pension arrangements in other countries in which Peek operate are in accordance with local requirements and practice. The total pension costs charged for 1996 for countries other than the UK were 756,000 British pounds sterling (1995 831,000 British pounds sterling; 1994 852,000 British pounds sterling) and the outstanding contributions at 31 December 1996 amounted to 161,663 British pounds sterling (1995 292,247 British pounds sterling; 1994 275,000 British pounds sterling).


    19  Contingent liabilities

    The Company has given guarantees in respect of borrowings entered into by certain subsidiaries to the extent of 10,848,000 British pounds sterling (1995 10,692,000 British pounds sterling).

                                       30PAGE

    Peek plc
    Notes to the Accounts continued

    20  Cash flow statement
    a)  Reconciliation of operating profit to operating cash flows:

                                                1996       1995      1994
                                                       (In thousands
                                                of British pounds sterling)

    Operating profit                          13,286     12,470    10,167
    Profit on sale of fixed assets               (96)      (141)       (7)
    Utilisation in year of provisions
      made on acquisitions                      (519)      (526)     (691)
    Release of unutilised provisions
      made on acquisitions                       (60)      (327)     (425)
    Write off of investment in
      associated undertaking                       -        141         -
    Depreciation                               3,180      2,761     2,239
    Increase in debtors                       (4,780)   (11,752)   (5,784)
    (Decrease)/Increase in creditors          (1,199)     3,223    11,125
    Decrease/(Increase) in stock               1,733     (1,788)   (1,992)
                                              ------    -------    ------
    Net cash inflow from operating
      activities                              11,545      4,061    14,632
                                              ------    -------    ------

    b) Analysis of cash flows for headings shown net in the cashflow statement

    (i) Returns on investments and servicing of finance

                                                1996       1995      1994
                                                       (In thousands
                                                of British pounds sterling)

    Interest received                            349        682       938
    Interest paid                               (801)      (992)     (791)
    Preference dividend paid                      (1)        (1)       (1)
    Interest element of finance lease rental
      payments                                   (97)       (68)      (18)
                                              ------    -------    ------
    Net cash (outflow)/inflow from returns on
      investment and servicing of finance       (550)      (379)      128
                                              ------    -------    ------

    (ii) Capital expenditure and financial investment

                                                1996       1995      1994
                                                       (In thousands
                                                of British pounds sterling)

    Purchase of tangible fixed assets         (3,586)    (4,923)   (3,837)
    Sale of fixed asset investments                -      4,845         -
    Sale of plant and machinery                  191        567        34
                                              ------    -------    ------
    Net cash (outflow)/inflow from capital
      expenditure and financial investment    (3,395)       489    (3,803)
                                              ------    -------    ------
                                       31PAGE

    Peek plc
    Notes to the Accounts continued
    (iii) Acquisitions and disposals
                                                1996       1995      1994
                                                       (In thousands
                                                of British pounds sterling)

    Purchase of subsidiary undertakings       (4,979)    (5,528)   (3,710)
    Deferred consideration paid                 (331)      (320)     (637)
    Deferred consideration received              588        790         -
    Proceeds from sale of businesses               -          -     1,646
    Purchase of investment - associated
      undertakings                                 -        (12)      (85)
                                              ------    -------    ------
    Net cash outflow from acquisitions and
      disposals                               (4,722)    (5,070)   (2,786)
                                              ------    -------    ------

    (iv) Financing
                                                1996       1995      1994
                                                       (In thousands
                                                of British pounds sterling)

    Issue of ordinary share capital              341        406       228
    Debt due in more than one year
      New loan notes repayable in 2001         4,144          -    (1,339)
    Net movement in finance lease obligations    (54)       249       429
                                              ------    -------    ------
    Net cash inflow/(outflow) from financing   4,431        655      (682)
                                              ------    -------    ------

    c)  Purchase and sale of businesses:

    1996

    On 15 April 1996 the group acquired the trade and assets of Fleetlogic BV, based in the Netherlands. On 10 July 1996 the group acquired the trade and assets of Kemp & Lauritzen A/S, based in Denmark. The net assets of the businesses acquired were as follows:

                                                              Fair value
                                      Book value  Adjustments   to group
                               (In thousands of British pounds sterling)

    Net assets acquired:
      Fixed assets                          667             -        667
      Goodwill                            4,011             -      4,011
      Stocks                              1,131          (150)       981
      Creditors                            (299)         (381)      (680)
                                         ------       -------     ------
                                          5,510          (531)     4,979
                                         ------       -------     ------
    Satisfied by:
      Cash                                                         4,979

    The businesses acquired during 1996 generated an operating cash outflow of 98,000 British pounds sterling. Adjustments have been made to the book values of assets acquired in order to reflect Peek group accounting policies and to reflect their estimated realisable values. On 15 April 1996 the group disposed of Peek Verkehrssyteme GmbH, its traffic
                                       32PAGE

    Peek plc
    Notes to the Accounts continued
    operation in Berlin. The company had net liabilities of 25,000 British pounds sterling on disposal satisfied by a payment made to the acquirers. On disposal the company had fixed assets of 20,000 British pounds sterling, inventory of 185,000 British pounds sterling and receivables of 45,000 British pounds sterling, with creditors of 275,000 British pounds sterling.

    1995
    On 17 February 1995 the group acquired the customer services division, the Bus Tracker operation and the products and systems business of GEC-Marconi Transport Systems Limited. On 2 February 1996 the group acquired the alarm monitor business and assets of Fisher-Rosemount Limited.

    The net assets of the business acquired were as follows:

                                                              Fair value
                                     Book value   Adjustments   to group
                               (In thousands of British pounds sterling)

      Fixed assets                          890            -         890
      Goodwill                            2,037            -       2,037
      Stocks                              2,302         (698)      1,604
      Debtors                             3,122         (345)      2,777
      Creditors                          (1,700)         (80)     (1,780)
                                         ------       ------      ------
      Net assets                          6,651       (1,123)      5,528
                                         ------       ------      ------
    Satisfied by:
    Cash                                                           5,528

    The businesses acquired during 1995 contributed 191,000 British pounds sterling to the group's net operating cashflows.

    1994
    Net assets of companies acquired during the year were comprised as follows:
                                                              Fair value
                                     Book value   Adjustments   to group
                               (In thousands of British pounds sterling)

      Fixed assets                          66             -          66
      Goodwill                           2,156             -       2,156
      Stocks                             1,603          (123)      1,480
      Debtors                            1,231             -       1,231
      Creditors                           (312)         (248)       (560)
                                         -----         -----       -----
                                         4,744          (371)      4,373
                                         -----         -----       -----

    The businesses acquired during the year utilised 419,000 British pounds sterling of the group's net operating cash flows and utilised 44,000 British pounds sterling for the group's investing activities. Businesses disposed of during the year contributed 541,000 British pounds sterling to the group's operating cashflows and utilised 58,000 British pounds sterling for investing activities.
                                       33PAGE

    Peek plc
    Notes to the Accounts continued

    Sale of businesses
    (In thousands of British pounds sterling)
                                                                     1994
    Net assets disposed of
    Fixed assets                                                      682
    Stocks                                                            841
    Debtors                                                           722
    Creditors                                                        (716)
    Loss on disposal of Edac Inc                                      (42)
                                                                    -----
                                                                    1,487
                                                                    -----

    Satisfied by
    Loan note payable within one year                                  80
    Loan note payable after more than one year                        710
    Cash                                                              697
                                                                    -----
                                                                    1,487
                                                                    -----

    21  Reconciliation of Net Debt

                                 At               Exchange            At
                      start of year   Cash flow   movement   end of year
    1994                       (In thousands of British pounds sterling)

    Cash at bank             23,996        (850)     1,140        24,286
    Overdrafts                 (294)        274          -           (20)
    Debt due after 1 year   (15,597)      1,339       (569)      (14,827)
    Finance leases             (135)       (428)        (1)         (564)
                            -------      ------      -----       -------
                              7,970         335        570         8,875
                            -------      ------      -----       -------
    1995

    Cash at bank             24,286      (8,655)        26        15,628
    Overdrafts                  (20)       (364)         -          (384)
    Debt due after 1 year   (14,827)          -       (331)      (15,129)
    Finance leases             (564)       (248)         -          (812)
                            -------      ------      -----       -------
                              8,875      (9,267)      (305)         (697)
                            -------      ------      -----       -------
    1996

    Cash at bank             15,628        (807)      (797)       14,024
    Overdrafts                 (384)         (9)         -          (393)
    Debt due after 1 year   (15,129)     (4,144)     1,983       (17,290)
    Finance leases             (812)         54         27          (731)
                            -------      ------      -----       -------
                               (697)     (4,906)     1,213        (4,390)
                            -------      ------      -----       -------
                                       34PAGE

    Peek plc
    Notes to the Accounts continued

    22  List of principal participating interests

                                                              Country of
                                         Holding of         registration
    Participating                          ordinary   (or incorporation)
        Interests                     share capital        and operation

    Sichuan Modern Control System                       Peoples Republic
    Engineering Company Limited                 41%             of China


    23  Companies Act 1985

    These financial statements do not comprise the Company's statutory accounts within the meaning of the Companies Act. Statutory accounts for the years ended 31 December 1996, 1995 and 1994 have been delivered to the Registrar of Companies for England and Wales. The auditors' reports on such accounts were unqualified.

    24  US GAAP Reconciliation

    Basis of operation

    The above accounts have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain material respects from those generally accepted in the United States (US GAAP). The significant differences are described below.

    a)  Goodwill

    Under UK GAAP, goodwill arising on acquisitions is eliminated directly against reserves. Amounts are transferred from reserves and charged through the profit and loss account when the related investments are sold or written down as a result of a permanent diminution in value. Under US GAAP, goodwill is capitalised and amortised by charges against income over a period not exceeding 40 years. The group periodically assesses the recoverability of unamortised goodwill based on anticipated future earnings.

    b)  Deferred taxation

    Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP deferred taxes are accounted for on all temporary differences on a full provision basis, and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised.

                                       35PAGE

    Peek plc
    Notes to the Accounts continued

    c)  Revaluation of land and buildings

    UK GAAP allows the periodic revaluation of land and buildings. Professional valuations of some of the group's properties were carried out at December 1996 and previously at December 1990. The group calculates depreciation on the revalued basis from the date of the revaluation. Under US GAAP such revaluations would not be reflected in the accounts and depreciation would be based on historical cost.

    d)  Foreign currency

    Under both UK GAAP and US GAAP, cumulative exchange differences arising on the retranslation of foreign enterprises are taken to reserves. On disposal these differences are not transferred to the profit and loss account under UK GAAP. Under US GAAP, when an investment in a foreign enterprise is sold, the cumulative exchange differences previously taken to reserves are included in the net profit for the period as part of the gain or loss on sale.

    e)  Dividends

    Under UK GAAP, dividends and the related advance corporation tax (ACT) are recorded in the accounts for the financial year to which they relate. Under US GAAP, dividends are recorded in the period in which they are declared.

    f)  Non-operating exceptional items

    Under US GAAP, the profit/(losses) arising on the disposal of businesses would have been included in the determination of operating profit.

    g)  Earnings per share

    Earnings per share computed under US GAAP methodology do not differ significantly from those computed using UK GAAP methodology. However under US GAAP it is not permitted to report earnings per share excluding exceptional items.

                                       36PAGE

    Peek plc
    Notes to the Accounts continued

    The following is a summary of the adjustments to net income for the years ended 31 December 1994, 1995 and 1996, and shareholders' equity as at 31 December 1995 and 1996, which would have been required if the accounts had been prepared in accordance with US GAAP:

                                                   1996     1995     1994
                                                       (In thousands
                                                 of British pounds sterling)
    Profit for the financial year as
      reported in the consolidated
      profit and loss account                     8,293   11,883    6,654

    Adjustments
    Amortisation of goodwill                       (967)    (921)    (856)
    Deferred taxation methodology
      differences                                   (46)    (269)    (231)
    Depreciation on revalued assets                  16       16       20
    Foreign currency cumulative
      movements                                    (265)       -      258
                                                 ------   ------    -----
    Net income in accordance with
      US GAAP                                     7,031   10,709    5,845
                                                 ------   ------    -----
    Earnings per share                             5.8p     8.9p     4.9p


                                                   1996     1995
                                                 (In thousands of
                                              British pounds sterling)

    Capital and reserves as reported
      in the consolidated balance sheet          28,952   31,858

    Adjustments
    Goodwill         cost                        40,812   37,185
                     amortisation                (5,833)  (4,904)
    Deferred taxation methodology
      differences                                   (46)    (269)
    Fixed assets     cost                          (135)    (794)
                     amortisation                   153      137
    Dividends                                     2,820    2,820
    ACT              receivable                     632      705
                     payable                       (705)    (705)
    Corporation tax payable                          73        -
                                                 ------   ------
    Shareholders' equity under US GAAP           66,723   66,033
                                                 ------   ------

                                       37PAGE

    Peek plc
    Notes to the Accounts continued

    h)  Consolidated statement of cash flows

    The cashflow statements prepared under UK GAAP present substantially the same information as those prepared under US GAAP. There are differences, however, with regard to classification of items within the statements and as regards the definition of cash.

    Under UK GAAP, cashflows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cashflows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Cashflows from capital expenditure and financial investment, acquisitions and disposals shown separately under UK GAAP would be included as part of the investing activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP.

    Under US GAAP, cash includes cash equivalents with initial maturities of less than three months and excludes bank overdrafts.

    The categories of cash flow activity under US GAAP can be summarised as follows:

                                                1996      1995       1994
                                                       (In thousands
                                             of British pounds sterling)
    Cash inflow/(outflow) from operating
      activities                               6,822    (1,272)   10,484
    Cash outflow from investing activities    (8,117)   (4,581)   (6,589)
    Cash inflow/(outflow) from financing
      activities                              (3,611)   (3,417)   (3,560)
                                              ------    ------    ------
    Movement in cash and cash equivalents     (4,906)   (9,270)      335

    Effects of foreign exchange rate changes   1,213      (302)      570
    Cash and cash equivalents at 1 January      (697)    8,875     7,970
                                              ------    ------    ------
    Cash and cash equivalents at 31 December  (4,390)     (697)    8,875
                                              ------    ------    ------

                                       38PAGE

                                    Peek plc

                               Unaudited Accounts

                   for the nine months ended 30 September 1997
PAGE

    Interim accounts
    Peek plc

    Unaudited consolidated profit and loss account for the nine months ended 30 September
    (In thousands of British pounds sterling)

                                                         1997        1996
    Turnover
    Continuing operations
    Ongoing                                            79,572     101,673
    Acquisitions                                            -       1,591
                                                      -------     -------
                                                       79,572     103,264
    Discontinued operations                             7,987           -
                                                      -------     -------
                                                       87,559     103,264
    Cost of sales                                     (66,950)    (70,048)
                                                      -------     -------
    Gross profit                                       20,609      33,216

    Net operating expenses:
      Selling and distribution                        (12,900)    (13,920)
      Technology                                       (6,320)     (6,705)
      Administration                                  (20,728)    (11,275)
                                                      -------     -------
                                                      (39,948)    (31,900)
    Operating (loss)/profit
    Continuing operations
    Ongoing                                           (18,845)      1,315
    Acquisitions                                            -           1
                                                      -------     -------
                                                      (18,845)      1,316
    Discontinued operations                              (494)          -
                                                      -------     -------
                                                      (19,339)      1,316
    Exceptional items
      Continuing activities                                 -           -
      Discontinued operations                             781        (560)
                                                      -------     -------
    (Loss)/profit on ordinary activities
      before interest                                 (18,558)        756
    Net interest payable                                 (557)       (489)
                                                      -------     -------
    (Loss)/profit on ordinary activities
      before taxation                                 (19,115)        267
    Taxation                                             (182)       (281)
                                                      -------     -------
    Loss on ordinary activities after taxation        (19,297)        (14)
    Minority interest                                       -           -
    Dividends                                            (402)     (2,687)
                                                      -------     -------
    Retained loss                                     (19,699)     (2,701)
                                                      -------     -------
    Loss per ordinary share                           (15.9)p      (0.0)p

                                        2PAGE

    Peek plc

    Unaudited group consolidated balance sheet at 30 September
    (In thousands of British pounds sterling)
                                                                     1997

    Net assets employed
    Fixed assets
    Tangible assets                                                11,867

    Current assets
    Stocks                                                         18,612
    Debtors due within one year                                    27,041
    Debtors due after more than one year                              400
    Cash and short term deposits                                   10,766
                                                                  -------
                                                                   56,819

    Creditors: amounts due within one year                        (36,142)
                                                                  -------
    Net current assets                                             20,677

    Total assets less current liabilities                          32,544
    Creditors: amounts due after more than one year               (17,600)

    Provisions for liabilities and charges
    Deferred taxation                                                (769)
    Other                                                             (92)
                                                                  -------
    Net assets                                                     14,083
                                                                  -------
    Capital and reserves
    Called up equity share capital                                 11,013
    Called up non-equity share capital                                 25
    Reserves (all equity)                                           3,045
                                                                  -------
    Shareholders' funds                                            14,083
                                                                  -------

                                        3PAGE

    Peek plc

    Unaudited consolidated cashflow statement for the nine months ended 30 September
    (In thousands of British pounds sterling)

                                                          1997       1996

    Cash outflow from operating activities             (6,999)       (582)
    Returns on investments and servicing of
      finance                                            (638)       (427)
    Taxation                                           (2,788)     (3,303)
    Capital expenditure and financial investment       (2,033)     (2,780)
    Acquisitions and disposals                         13,377      (4,450)
    Equity dividends paid                              (3,668)     (3,952)
                                                      -------     -------
    Cash outflow before financing                      (2,749)    (15,494)
    Financing                                            (106)        163
                                                      -------     -------
    Decrease in cash in the period                     (2,855)    (15,331)

    Reconciliation of net cash flow to movement
      in net debt
    Decrease in cash in the period                     (2,855)    (15,331)
    Cash inflow from increase in debt and lease
      financing                                           399         270
                                                      -------     -------
    Change in net debt resulting from cash flows       (2,456)    (15,061)
    Translation differences                              (308)        280
                                                      -------     -------
    Movement in net debt in the period                 (2,764)    (14,781)
    Net debt at start of period                        (4,390)       (697)
                                                      -------     -------
    Net debt at end of period                          (7,154)    (15,478)
                                                      -------     -------

    Divested businesses

    In March 1997, the group disposed of Peek STM-Verkehrssysteme GmbH. In June 1997, Husky Computers Limited and Husky Computers Inc were sold. The results of these operations are included in the above interim accounts for the period within which they were a part of the group.

                                        4PAGE

    Peek plc
    Unaudited notes to the Accounts


   1 These interim accounts are unaudited, but in the opinion of management all adjustments needed to give a fair presentation (consisting of normal accruals) have been made.

   2 Taxation for the nine months ended 30 September 1997 is based on the effective rate it is estimated will apply in the year ended 31 December 1997. No tax assets in respect of current year trading accounts have been recognised as recoverability is uncertain in the foreseeable future.
   3    Accounting policies are as stated in the last annual accounts.

   4 The results of the Husky group of companies are included up to 20 June 1997, the date control passed.
   5    Exceptional items in 1997 are analysed as follows:
                                                             (In thousands
                                                                 of British
                                                                     pounds
                                                                   sterling)
        Operating

        Termination costs in relation to the group's
          former Chairman, K E Maud                                  (400)
                                                                    -----

        Non-operating

        Gain on sale of Husky group of companies of
          6,120,000 British pounds sterling offset by
          goodwill previously written off to reserves
          of 4,927,000 British pounds sterling.                     1,193
        Loss on sale of Peek-STM Verkehrssysteme GmbH
          including 400,000 British pounds sterling of
          goodwill previously written off                            (412)
                                                                    -----

                                                                      781
                                                                    -----

   6 The interim dividend will be payable on 3 January 1998 to ordinary shareholders on the register on 12 November 1997.

                                        5PAGE

    Peek plc
    Unaudited notes to the Accounts

   7    Segmental analysis
                         Unaudited           Unaudited            Audited
                          9 months            9 months          12 months
                       to 30.09.97         to 30.09.96        to 31.12.96
                         Operating           Operating          Operating
               Turnover     profit Turnover     profit Turnover    profit
                        (In thousands of British pounds sterling)

   By activity
   Traffic       70,081    (18,855)  78,018      1,054  126,938    11,520
   Field data    17,478        (84)  25,246        262   35,137     1,766
                 ------    -------  -------      -----  -------    ------
                 87,559    (18,939) 103,264      1,316  162,075    13,286
   Operating
     exceptional
     items                    (400)                  -                  -
                           -------               -----             ------
                           (19,339)              1,316             13,286
   Net interest
     payable                  (557)               (489)              (729)
   Non-operating
     exceptional
     items                     781                (560)                (6)
                           -------               -----             ------
   (Loss)/profit
     before
     taxation              (19,115)                267             12,551
                           -------               -----             ------

                                        6PAGE

    Peek plc
    Unaudited notes to the Accounts continued

    8   Unaudited US GAAP reconciliation
    (In thousands of British pounds sterling)

                                                              1997     1996

    Loss for the nine months ended
      30 September under UK GAAP                           (19,297)     (14)

    Adjustments
    Amortization of goodwill                                  (730)    (717)
    Deferred taxation methodology differences                    -     (202)
    Depreciation on revalued assets                              2       12
    Foreign currency cumulative movement                       388       43
                                                           -------  -------
    Net loss in accordance with US GAAP                    (19,637)    (878)
                                                           -------  -------
    Loss per share                                         (16.1)p   (0.7)p

                                                              1997

    Capital and reserves under UK GAAP                      14,083

    Adjustments
    Goodwill           cost                                 35,485
                       amortisation                         (5,410)
    Deferred taxation methodology differences                    -
    Fixed assets       cost                                   (135)
                       depreciation                            117
    Dividends and ACT                                            -
                                                          --------
    Shareholders' equity under US GAAP                      44,140
                                                          --------

    Cashflow
    The categories of cash flow activity under US GAAP can be summarised as follows:

                                                             1997      1996

    Cash outflow from operating activities                (10,425)   (4,312)
    Cash inflow/(outflow) from investing
      activities                                           11,344    (7,230)
    Cash outflow from financing activities                 (3,375)   (3,519)
                                                          -------   -------
    Movement in cash and cash equivalents                  (2,456)  (15,061)
    Effects of foreign exchange rate changes                 (308)      280
    Cash and cash equivalents at 1 January                 (4,390)     (697)
                                                          -------   -------
    Cash and cash equivalents at 30 September              (7,154)  (15,478)
                                                          -------   -------

                                        7PAGE

                                                                   FORM 8-K/A

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information, and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended
    September 27, 1997, as if the acquisition of Peek by the Company had occurred at the beginning of fiscal 1997, and the financial position as of September 27, 1997, as if the acquisition of Peek by the Company had occurred at September 27, 1997. Peek has a fiscal year which differs from the Company's fiscal year-end. The historical results of operations of Peek have been adjusted to conform to the Company's fiscal year-end for purposes of the pro forma combined condensed statement of operations. The historical results of operations and financial position of Peek have also been adjusted to exclude businesses divested and to conform with U.S.
    GAAP. Divested businesses include Peek STM-Verkehrssysteme GmbH, Husky Computers Limited, and Husky Computers Inc., sold by Peek prior to its acquisition by the Company, and Peek's Field Data business. Subsequent to the Company's acquisition of Peek, the Company reached an agreement with ONIX to sell Peek's Field Data business, effective November 6, 1997, for $19.1 million. The Company expects to receive payment from ONIX for the sale of the Field Data business in January 1998. In addition, the unaudited pro forma combined condensed financial statements set forth the results of operations and financial position as if the issuance of a $160.0 million promissory note to Thermo Electron and the sale of the Field Data business to ONIX had occurred at the beginning of fiscal 1997 for the pro forma combined condensed statement of operations and at September 27, 1997 for the pro forma combined condensed balance sheet.

        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Peek been consummated at the beginning of fiscal 1997. The consolidated financial statements of Peek filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial information.

                                        4PAGE

                                         THERMO POWER CORPORATION
                           PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                      Year Ended September 27, 1997
                                               (Unaudited)
                                                   Historical                          Pro Forma
                            ----------------------------------------------------- ------------------
                                                         Peek
                                      -------------------------------------------
                                                    Adjustments         U.S. GAAP
                                                --------------------    Excluding
                              Thermo      U.K.    Divested      U.S.     Divested  Adjust-
                               Power      GAAP  Businesses      GAAP   Businesses    ments Combined
                            --------  --------  ----------  --------  ----------- -------- --------
                                              (In thousands except per share amounts)
  Revenues                  $121,046  $240,047    $(45,395) $      -     $194,652 $      - $315,698
                            --------  --------    --------  --------     -------- -------- --------
  Costs and Operating
   Expenses:
    Cost of revenues          99,154   171,211     (25,873)        -      145,338      882  245,374
    Selling, general, and
     administrative expenses  16,926    66,543     (14,372)    1,262       53,433    4,444   74,803
    Research and development
     expenses                  2,296    13,722      (3,601)        -       10,121        -   12,417
    Other nonrecurring
      income                      -     (2,189)          -      (637)      (2,826)       -   (2,826)
                            --------  --------    --------  --------     -------- -------- --------
                             118,376   249,287     (43,846)      625      206,066    5,326  329,768
                            --------  --------    --------  --------     -------- -------- --------
  Operating Income (Loss)      2,670    (9,240)     (1,549)     (625)     (11,414)  (5,326) (14,070)
  Interest and Other
    Income (Expense), Net      1,864    (1,963)         22         -       (1,941)  (8,637)  (8,714)
                            --------  --------    --------  --------     -------- -------- --------
  Income (Loss) Before
   Income Taxes and
   Minority Interest           4,534   (11,203)     (1,527)     (625)     (13,355) (13,963) (22,784)
  Income Tax Provision
    (Benefit)                  2,118     6,821          64         -        6,885  (11,471)  (2,468)
  Minority Interest Expense      312         -           -         -            -        -      312
                            --------  --------    --------  --------     -------- -------- --------
  Net Income (Loss)         $  2,104  $(18,024)   $ (1,591) $   (625)    $(20,240)$ (2,492)$(20,628)
                            ========  ========    ========  ========     ======== ======== ========
  Earnings (Loss) per Share $    .17                                                       $  (1.69)
                            ========                                                       ========
                                                                                             12,212
  Weighted Average Shares     12,212                                                       ========
                            ========

  See notes to pro forma combined condensed financial information.
                                                    5PAGE

                                         THERMO POWER CORPORATION
                                PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                            September 27, 1997
                                               (Unaudited)
                                                    Historical                         Pro Forma
                             ----------------------------------------------------- -----------------
                                                          Peek
                                       -------------------------------------------
                                                     Adjustments         U.S. GAAP
                                                 --------------------    Excluding
                               Thermo      U.K.    Divested      U.S.     Divested  Adjust-
                                Power      GAAP  Businesses      GAAP   Businesses    ments Combined
                             --------  --------  ----------  --------  ----------- -------- --------
                                                          (In thousands)
   Assets
   Current Assets:
    Cash and short-term
     investments             $ 28,518  $ 17,290    $ (2,111) $      -     $ 15,179  $(4,536) $39,161
    Accounts receivable        21,012    35,566      (3,414)        -       32,152        -   53,164
    Inventories and unbilled
     contract costs and fees   24,740    29,891      (3,058)        -       26,833      882   52,455
    Prepaid income taxes and
     other current assets       3,337     8,504        (506)        -        7,998   19,100   30,435
                             --------  --------    --------  --------     -------- -------- --------
                               77,607    91,251      (9,089)        -       82,162   15,446  175,215
                             --------  --------    --------  --------     -------- -------- --------
   Rental Assets, at
    Cost, Net                  10,276         -           -         -            -        -   10,276
                             --------  --------    --------  --------     -------- -------- --------
   Property, Plant, and
    Equipment, at Cost, Net    10,591    19,058      (1,134)       32       17,956   (2,605)  25,942
                             --------  --------    --------  --------     -------- -------- --------
   Long-term Available-for-
    sale Investments            2,200         -           -         -            -   (2,200)       -
                             --------  --------    --------  --------     -------- -------- --------
   Other Assets                   236         -           -         -            -        -      236
                             --------  --------    --------  --------     -------- -------- --------
   Cost in Excess of Net
    Assets of Acquired
    Companies                   7,082         -      (5,672)   48,300       42,628  107,725  157,435
                             --------  --------    --------  --------     -------- -------- --------
                             $107,992  $110,309    $(15,895) $ 48,332     $142,746 $118,366 $369,104
                             ========  ========    ========  ========     ======== ======== ========

                                                    6PAGE

                                         THERMO POWER CORPORATION

                          PRO FORMA COMBINED CONDENSED BALANCE SHEET (continued)
                                            September 27, 1997
                                               (Unaudited)

                                                    Historical                         Pro Forma
                             ----------------------------------------------------- -----------------
                                                          Peek
                                       -------------------------------------------
                                                     Adjustments         U.S. GAAP
                                                 --------------------    Excluding
                               Thermo      U.K.    Divested      U.S.     Divested  Adjust-
                                Power      GAAP  Businesses      GAAP   Businesses    ments Combined
                             --------  --------  ----------  --------  ----------- -------- --------
                                                           (In thousands)
   Liabilities and Shareholders'
    Investments
   Current Liabilities       $ 22,899  $ 58,191    $ (3,102) $      -     $ 55,089 $ 18,145 $ 96,133
                             --------  --------    --------  --------     -------- -------- --------
   Deferred Income Taxes          114     1,235           -         -        1,235        -    1,349
                             --------  --------    --------  --------     -------- -------- --------
   Long-term Obligations          252    28,266      (1,623)        -       26,643  160,000  186,895
                             --------  --------    --------  --------     -------- -------- --------
   Common Stock of
    Subsidiary Subject
    to Redemption              18,059         -           -         -            -        -   18,059
                             --------  --------    --------  --------     -------- -------- --------
   Shareholders' Investment    66,668    22,617     (11,170)   48,332       59,779  (59,779)  66,668
                             --------  --------    --------  --------     -------- -------- --------
                             $107,992  $110,309    $(15,895) $ 48,332     $142,746 $118,366 $369,104
                             ========  ========    ========  ========     ======== ======== ========


   See notes to pro forma combined condensed financial information.

                                                    7PAGE

                                                                   FORM 8-K/A
                            THERMO POWER CORPORATION

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

    Note 1 - Basis of Presentation

        The results of operations of Peek have been presented in the pro forma combined condensed statement of operations in accordance with U.K.
    generally accepted accounting principles (GAAP), adjusted to exclude divested businesses and to conform to U.S. GAAP. Divested businesses include businesses divested by Peek prior to its acquisition by the Company and Peek's Field Data business. Subsequent to the Company's acquisition of Peek, the Company reached an agreement with ONIX to sell
    Peek's Field Data business, effective November 6, 1997, for $19.1 million. The historical financial statements of Peek are denominated in British pounds sterling, and have been translated at the average exchange rate of 1.640 U.S. dollars per British pound sterling for the pro forma combined condensed statement of operations and the exchange rate of 1.606
    U.S. dollars per British pound sterling for the pro forma combined condensed balance sheet at September 27, 1997. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
             Statement of Operations (In thousands, except in text)

                                                                Year Ended
                                                               September 27,
                                                                   1997
                                                               -------------
                                                               Debit (Credit)
    Adjustments to Convert U.K. GAAP to U.S. GAAP
    ---------------------------------------------
    Selling, General, and Administrative Expenses
    Record amortization of cost in excess of net
      assets of acquired companies over 40 years,
      recorded to shareholders' investment under
      U.K. GAAP                                                   $1,262
                                                                  ------
    Other Nonrecurring Income
    Record gain on foreign businesses sold during the
      twelve months ended September 27, 1997, relating
      to the cumulative translation adjustment for those
      businesses, recorded to shareholders' investment
      under U.K. GAAP                                               (637)
                                                                  ------

                                        8PAGE

                                                                   FORM 8-K/A
                            THERMO POWER CORPORATION

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
             Statement of Operations (In thousands, except in text)
             (continued)

                                                                Year Ended
                                                               September 27,
                                                                    1997
                                                               -------------
                                                               Debit (Credit)
    Pro Forma Adjustments
    ---------------------
    Cost of Revenues
    Increase in the work-in-process and finished goods
      inventories of Peek to the estimated selling price,
      less the sum of the costs of disposal and a reasonable
      profit allowance for the Company's selling efforts        $     882
                                                                ---------
    Selling, General, and Administrative Expenses
    Service fee of 1.0% of the revenues of Peek for the
      twelve months ended September 27, 1997, for services
      provided under a services agreement between the Company
      and Thermo Electron                                           1,947

    Amortization over 40 years of $150,353,000 of cost in
      excess of net assets of acquired companies created by
      the acquisition of Peek, net of amortization of cost in
      excess of net assets of acquired companies recorded
      in Peek's historical results of operations, as adjusted
      to conform to U.S. GAAP and for divested businesses           2,497
                                                                ---------
                                                                    4,444
                                                                ---------
    Interest and Other Income (Expense), Net
    Decrease in interest income as a result of the use of
      cash and short-term investments to partially finance
      the acquisition of Peek, including $2.2 million of cash
      expended for the acquisition of Peek shares prior to
      September 27, 1997, calculated using the 90-day
      Commercial Paper Composite Rate plus 25 basis points,
      or 5.85%                                                        394

    Record interest income on the $19.1 million receivable
      from ONIX relating to the sale of the Field Data
      business, calculated using the 90-day Commercial Paper
      Composite Rate plus 25 basis points, or 5.85%                (1,117)

    Increase in interest expense as a result of borrowing from
      Thermo Electron of $160.0 million to partially finance the acquisition of Peek, calculated using the 90-day
      Commercial Paper Composite Rate plus 25 basis points,
      or 5.85%                                                      9,360
                                                                ---------
                                                                    8,637
                                                                ---------
                                        9PAGE

                                                                   FORM 8-K/A

                            THERMO POWER CORPORATION

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (continued)
                                   (Unaudited)

    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
             Statement of Operations (In thousands, except in text)
             (continued)

                                                                Year Ended
                                                               September 27,
                                                                    1997
                                                               -------------
                                                               Debit (Credit)
    Pro Forma Adjustments (continued)
    ---------------------
    Income Tax Provision (Benefit)
    Income tax benefit associated with the adjustments
      above (excluding the amortization of cost in
      excess of net assets of acquired companies),
      calculated at the Company's statutory rate of 40%         $  (4,586)

    Reverse income tax provision recorded in the historical
      results of operations of Peek for the quarter ended
      December 31, 1996, in recognition of Peek's pre-tax loss
      for the twelve months ended September 27, 1997, for which
      no tax benefit has been recorded                             (6,885)
                                                                ---------
                                                                  (11,471)
                                                                ---------

                                       10PAGE

                                                                   FORM 8-K/A

                            THERMO POWER CORPORATION

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (continued)
                                   (Unaudited)

    Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed Balance
             Sheet (In thousands, except in text)

                                                             September 27,
                                                                  1997
                                                             --------------
                                                             Debit (Credit)
    Adjustments to Convert U.K. GAAP to U.S. GAAP
    ---------------------------------------------
    Property, Plant, and Equipment, at Cost, Net
    Reverse U.K. GAAP adjustments for periodic
      revaluation of land and buildings, net of
      related depreciation, to adjust carrying
      value to historical cost                                  $      32
                                                                ---------
    Cost in Excess of Net Assets of Acquired Companies
    Reclassify cost in excess of net assets of acquired
      companies, net of accumulated amortization,
      recorded to shareholders' investment under U.K. GAAP         48,300
                                                                ---------
    Shareholders' Investment
    Effect of adjustment to property, plant, and
      equipment, net                                                  (32)

    Effect of adjustment to cost in excess of net
      assets of acquired companies                                (48,300)
                                                                ---------
                                                                  (48,332)
                                                                ---------
    Pro Forma Adjustments
    ---------------------
    Cash and Short-term Investments
    Cash payments to acquire Peek                                (164,536)

    Proceeds from the issuance of note payable to Thermo
      Electron                                                    160,000
                                                                ---------
                                                                   (4,536)
                                                                ---------
    Inventories and Unbilled Contract Costs and Fees
    Increase in the work-in-process and finished goods
      inventories of Peek to the estimated selling price,
      less the sum of the costs of disposal and a reasonable
      profit allowance for the Company's selling efforts              882
                                                                ---------
                                       11PAGE

                                                                   FORM 8-K/A

                            THERMO POWER CORPORATION

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (continued)
                                   (Unaudited)

    Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed Balance
             Sheet (In thousands, except in text) (continued)

                                                             September 27,
                                                                  1997
                                                             --------------
                                                             Debit (Credit)
    Pro Forma Adjustments (continued)
    ---------------------
    Prepaid Income Taxes and Other Current Assets
    Record receivable from ONIX for the sale of the
      Field Data business                                       $  19,100
                                                                ---------
    Property, Plant, and Equipment, at Cost, Net
    Write-down of buildings, machinery, and equipment to
      fair value                                                   (2,605)
                                                                ---------
    Long-term Available-for-sale Investments
    Reclassification of the cost associated with the
      acquisition of Peek shares prior to
      September 27, 1997 to purchase price                         (2,200)
                                                                ---------
    Cost in Excess of Net Assets of Acquired Companies
    Additional cost in excess of net assets of acquired
      companies relating to the acquisition of Peek               107,725
                                                                ---------
    Current Liabilities
    Estimated accrued acquisition expenses, primarily
      severance and abandoned-facility payments                   (14,062)

    Estimated accrued acquisition expenses for costs
      relating to the Peek acquisition, primarily
      investment banking fees and related transaction costs        (3,083)

    Accrual for estimated tax liability relating to the
      sale of the Field Data business to ONIX                      (1,000)
                                                                ---------
                                                                  (18,145)
                                                                ---------
    Long-term Obligations
    Record borrowing from Thermo Electron to partially finance
      the acquisition of Peek                                    (160,000)
                                                                ---------
    Shareholders' Investment
    Elimination of Peek's equity accounts                          59,779
                                                                ---------

                                       12PAGE

                                                                   FORM 8-K/A
                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 20th day of January 1998.

                                            THERMO POWER CORPORATION



                                            Paul F. Kelleher
                                            ------------------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer

